Exhibit 99.1
Starbucks Reports Q1 Fiscal Year 2025 Results
Early Progress on “Back to Starbucks” Strategy, as We Re-introduce Starbucks to the World
Q1 Consolidated Net Revenues of $9.4 Billion, Flat to Prior Year with Clear Path Forward
Q1 EPS of $0.69, Reflecting Heightened Investments as Part of “Back to Starbucks” Strategy
Q1 Active U.S. Starbucks® Rewards Membership Totals 34.6 Million
Q1 U.S. Card Loads Reach $3.5 Billion; Maintains the #2 Brand Ranking for U.S. Gift Cards Sold

SEATTLE; January 28, 2025 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal first quarter ended December 29, 2024. Constant currency measures are non-GAAP measures. Please refer to the reconciliations of constant currency measures at the end of this release for more information.

Q1 Fiscal Year 2025 Highlights

•Global comparable store sales declined 4%, driven by a 6% decline in comparable transactions, partially offset by a 3% increase in average ticket
◦North America and U.S. comparable store sales declined 4%, driven by an 8% decline in comparable transactions, partially offset by a 4% increase in average ticket
◦International comparable store sales declined 4%, driven by a 2% decline in both average ticket and comparable transactions; China comparable store sales declined 6%, driven by a 4% decline in average ticket and a 2% decline in comparable transactions
•The company opened 377 net new stores in Q1, ending the period with 40,576 stores: 53% company-operated and 47% licensed
◦At the end of Q1, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 17,049 and 7,685 stores in the U.S. and China, respectively
•Consolidated net revenues of $9.4 billion were flat to prior year, including on a constant currency basis
•Operating margin contracted 390 basis points year-over-year to 11.9%, primarily driven by deleverage and investments in support of “Back to Starbucks,” including store partner wages, benefits and hours, and the removal of the extra charge for non-dairy milk customizations. The contraction was partially offset by the annualization of pricing and supply chain efficiencies. On a constant currency basis, operating margin contracted 380 basis points year-over-year.
•Earnings per share of $0.69 declined 23% over prior year, or declined 22% on a constant currency basis
•Starbucks Rewards loyalty program 90-day active members in the U.S. totaled 34.6 million, up 1% year-over-year and up 2% quarter-over-quarter

“While we’re only one quarter into our turnaround, we’re moving quickly to act on the 'Back to Starbucks' efforts and we’ve seen a positive response,” commented Brian Niccol, chairman and chief executive officer. “We believe this is the fundamental change in strategy needed to solve our underlying issues, restore confidence in our brand and return the business to sustainable, long-term growth,” Niccol added.

“We are encouraged by our Q1 results, which demonstrated the effectiveness of our 'Back to Starbucks' strategy, evidenced by our top-line trend,” commented Rachel Ruggeri, chief financial officer. “Although we are in the beginning chapter, and have much more work ahead of us, we will continue to prioritize shareholder value through dividends, providing a predictable return of capital while we turn around our business,” Ruggeri added.

Q1 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 29, 2024	Dec 31, 2023
Change in Comparable Store Sales (1)	(4)%	5%
Change in Transactions	(8)%	1%
Change in Ticket	4%	4%
Store Count	18,537	17,931	3%
Net revenues	$7,071.9	$7,120.7	(1)%
Operating Income	$1,181.3	$1,520.8	(22)%
Operating Margin	16.7%	21.4%	(470) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment decreased 1% over Q1 FY24 to $7.1 billion in Q1 FY25, primarily due to a 4% decline in comparable store sales, driven by an 8% decline in comparable transactions, partially offset by a 4% increase in average ticket, as well as a decline in our licensed store business. These decreases were partially offset by net new company-operated store growth of 5% over the past 12 months.

Operating income decreased to $1.2 billion in Q1 FY25 compared to $1.5 billion in Q1 FY24. Operating margin of 16.7% contracted from 21.4% in the prior year, primarily driven by deleverage and investments in support of “Back to Starbucks,” including store partner wages, benefits and hours, and the removal of the extra charge for non-dairy milk customizations. This contraction was partially offset by the annualization of pricing.

Q1 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 29, 2024	Dec 31, 2023
Change in Comparable Store Sales (1)	(4)%	7%
Change in Transactions	(2)%	11%
Change in Ticket	(2)%	(3)%
Store Count	22,039	20,656	7%
Net revenues	$1,871.3	$1,846.3	1%
Operating Income	$237.1	$241.5	(2)%
Operating Margin	12.7%	13.1%	(40) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment increased 1% over Q1 FY24 to $1.9 billion in Q1 FY25, primarily due to net new company-operated store growth of 9% over the past 12 months and incremental net revenue from the acquisition of a U.K. licensed business partner. This increase was partially offset by a 4% decline in comparable store sales, driven by a 2% decline in both average ticket and comparable transactions.

Operating income decreased to $237.1 million in Q1 FY25 compared to $241.5 million in Q1 FY24. Operating margin of 12.7% contracted from 13.1% in the prior year, primarily driven by increased promotional activity and investments in store partner wages and benefits. This contraction was partially offset by supply chain and in-store efficiencies.

Q1 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Dec 29, 2024	Dec 31, 2023
Net revenues	$436.3	$448.0	(3)%
Operating Income	$208.0	$209.7	(1)%
Operating Margin	47.7%	46.8%	90 bps

Net revenues for the Channel Development segment declined 3% over Q1 FY24 to $436.3 million in Q1 FY25, primarily due to a decline in revenue in the Global Coffee Alliance from SKU optimization and a decrease in global ready-to-drink revenue.

Operating income decreased to $208.0 million in Q1 FY25 compared to $209.7 million in Q1 FY24. Operating margin of 47.7% expanded from 46.8% in the prior year, primarily driven by mix shift and lower product costs related to the Global Coffee Alliance. This expansion was partially offset by higher costs in our North American Coffee Partnership joint venture income.

Fiscal Year 2025 Financial Performance

The company will discuss its results during its Q1 FY25 earnings conference call starting today at 2:00 p.m. Pacific Time. These results can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Update

1.In December, the Company announced that paid parental leave would more than double for U.S. retail store partners who work an average of 20 hours or more per week starting in March 2025. This enhanced benefit for retail partners aligns with a priority of being the best job in retail and is core to our “Back to Starbucks” plan as our success starts and ends with our green apron partners.
2.In December, the Company shared an update on contract negotiations with Workers United and remains committed to engaging constructively and in good faith to reach collective bargaining agreements for represented stores and partners.
3.In January, the Company shared the following as it refocuses on getting “Back to Starbucks”:
•New Mission Statement: “To be the premier purveyor of the finest coffee in the world, inspiring and nurturing the human spirit — one person, one cup and one neighborhood at a time” and its evolved customer promise;
•Coffeehouse Code of Conduct: To make it easier for partners to prioritize their customers in our spaces; and
•Transforming our support organization: To meaningfully change how our support teams are organized and how we work, making sure we have the capacity and capabilities to deliver on “Back to Starbucks,” and prioritizing the areas that have the biggest impact on the experience in our stores.
4.In January, Mellody Hobson announced her intention not to stand for re-election for the company's Board of Directors at the 2025 Annual Meeting of Shareholders, stating, “With Brian Niccol firmly at the helm, I am confident Starbucks is in excellent hands... Together, I know Brian and the Starbucks board will remain laser-focused on driving long-term value for all stakeholders... Although the company has had a stunning 52-year run, I strongly believe its best days lie ahead.”
5.In January, Belinda Wong, chairwoman of Starbucks China, retired from the company after 25 years of dedicated service.
6.The Board declared a cash dividend of $0.61 per share, payable on February 28, 2025, to shareholders of record on February 14, 2025. The company had 59 consecutive quarters of dividend payouts with CAGR of nearly 20% over that time period, demonstrating the company's commitment to consistent value creation for shareholders.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Brian Niccol, chairman and ceo, and Rachel Ruggeri, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, March 14, 2025.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 40,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at about.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results and progress towards our “Back to Starbucks” plan are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections. Our forward-looking statements, and the risks and uncertainties related thereto, include, but are not limited to, those described under the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the SEC, as well as, among others:

•our ability to preserve, grow, and leverage our brands, including the risk of negative responses by consumers (such as boycotts or negative publicity campaigns), governmental actors (such as retaliatory legislative treatment), or other third parties who object to certain actions taken or not taken by the Company, whose responses could adversely affect our brand value;
•the impact of our marketing strategies, promotional and advertising plans, pricing strategies, platforms, reformulations, innovations, or customer experience initiatives or investments;
•the costs and risks associated with, and the successful execution and effects of, our existing and any future business opportunities, expansions, initiatives, strategies, investments, and plans, including our “Back to Starbucks” plan;
•our ability to align our investment efforts with our strategic goals;
•changes in consumer preferences, demand, consumption, or spending behavior, including due to shifts in demographic or health and wellness trends, reduction in discretionary spending and price increases, and our ability to anticipate or react to these changes;
•the ability of our business partners, suppliers, and third-party providers to fulfill their responsibilities and commitments;
•the potential negative effects of reported incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination, or mislabeling;
•our ability to open new stores and efficiently maintain the attractiveness of our existing stores;
•our dependence on the financial performance of our North America operating segment, and our increasing dependence on certain international markets;
•our anticipated cash requirements and operating expenses, including our anticipated total capital expenditures;
•inherent risks of operating a global business, including changing conditions in our markets, local factors affecting store openings, protectionist trade or foreign investment policies, economic or trade sanctions, compliance with local laws and other regulations, and local labor policies and conditions, including labor strikes and work stoppages;
•higher costs, lower quality, or unavailability of coffee, dairy, cocoa, energy, water, raw materials, or product ingredients;
•the potential impact on our supply chain and operations of adverse weather conditions, natural disasters, or significant increases in logistics costs;
•the ability of our supply chain to meet current or future business needs and our ability to scale and improve our forecasting, planning, production, and logistics management;
•a worsening in the terms and conditions upon which we engage with our manufacturers and source suppliers, whether resulting from broader local or global conditions or dynamics specific to our relationships with such parties;

•the impact of unfavorable global or regional economic conditions and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, international trade disputes, government restrictions, geopolitical instability, higher inflation, or deflation;
•failure to meet our announced guidance or market expectations and the impact thereof;
•failure to attract or retain key executive or partner talent or successfully transition executives;
•the impacts of partner investments and changes in the availability and cost of labor, including any union organizing efforts and our responses to such efforts;
•the impact of foreign currency translation, particularly a stronger U.S. dollar;
•the impact of, and our ability to respond to, substantial competition from new entrants, consolidations by competitors, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets;
•potential impacts of climate change;
•evolving corporate governance and public disclosure regulations and expectations;
•the potential impact of activist shareholder actions or tactics;
•failure to comply with applicable laws and changing legal and regulatory requirements;
•the impact or likelihood of significant legal disputes and proceedings or government investigations;
•potential negative effects of, and our ability to respond to, a material failure, inadequacy, or interruption of our information technology systems or those of our third-party business partners or service providers, or failure to comply with data protection laws; and
•our ability to adequately protect our intellectual property or adequately ensure that we are not infringing the intellectual property of others.

In addition, many of the foregoing risks and uncertainties are, or could be, exacerbated by any worsening of the global business and economic environment. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.

Key Metrics
We believe the company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Emily Albright
investorrelations@starbucks.com	press@starbucks.com

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Dec 29, 2024	Dec 31, 2023	% Change	Dec 29, 2024	Dec 31, 2023

				As a % of total net revenues
Net revenues:
Company-operated stores	$7,785.3	$7,755.2	0.4%	82.8%	82.3%
Licensed stores	1,135.7	1,192.1	(4.7)	12.1	12.6
Other	476.8	478.0	(0.3)	5.1	5.1
Total net revenues	9,397.8	9,425.3	(0.3)	100.0	100.0
Product and distribution costs	2,893.7	2,980.6	(2.9)	30.8	31.6
Store operating expenses	4,203.0	3,851.5	9.1	44.7	40.9
Other operating expenses	152.5	150.4	1.4	1.6	1.6
Depreciation and amortization expenses	407.6	365.3	11.6	4.3	3.9
General and administrative expenses	665.8	648.0	2.7	7.1	6.9
Total operating expenses	8,322.6	7,995.8	4.1	88.6	84.8
Income from equity investees	46.5	55.9	(16.8)	0.5	0.6
Operating income	1,121.7	1,485.4	(24.5)	11.9	15.8
Interest income and other, net	27.8	33.8	(17.8)	0.3	0.4
Interest expense	(127.2)	(140.1)	(9.2)	(1.4)	(1.5)
Earnings before income taxes	1,022.3	1,379.1	(25.9)	10.9	14.6
Income tax expense	241.4	354.7	(31.9)	2.6	3.8
Net earnings including noncontrolling interests	780.9	1,024.4	(23.8)	8.3	10.9
Net earnings attributable to noncontrolling interests	0.1	0.0	nm	0.0	0.0
Net earnings attributable to Starbucks	$780.8	$1,024.4	(23.8)	8.3%	10.9%
Net earnings per common share - diluted	$0.69	$0.90	(23.3)%
Weighted avg. shares outstanding - diluted	1,138.4	1,140.6
Cash dividends declared per share	$0.61	$0.57
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				54.0%	49.7%
Effective tax rate including noncontrolling interests				23.6%	25.7%

Segment Results (in millions)

North America

	Dec 29, 2024	Dec 31, 2023	% Change	Dec 29, 2024	Dec 31, 2023
Quarter Ended				As a % of North America total net revenues
Net revenues:
Company-operated stores	$6,367.9	$6,381.1	(0.2)%	90.0%	89.6%
Licensed stores	702.7	737.9	(4.8)	9.9	10.4
Other	1.3	1.7	(23.5)	0.0	0.0
Total net revenues	7,071.9	7,120.7	(0.7)	100.0	100.0
Product and distribution costs	1,967.5	2,023.9	(2.8)	27.8	28.4
Store operating expenses	3,458.4	3,147.7	9.9	48.9	44.2
Other operating expenses	78.4	77.4	1.3	1.1	1.1
Depreciation and amortization expenses	289.0	250.4	15.4	4.1	3.5
General and administrative expenses	97.3	100.5	(3.2)	1.4	1.4
Total operating expenses	5,890.6	5,599.9	5.2	83.3	78.6
Operating income	$1,181.3	$1,520.8	(22.3)%	16.7%	21.4%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				54.3%	49.3%
International

	Dec 29, 2024	Dec 31, 2023	% Change	Dec 29, 2024	Dec 31, 2023
Quarter Ended				As a % of International total net revenues
Net revenues:
Company-operated stores	$1,417.4	$1,374.1	3.2%	75.7%	74.4%
Licensed stores	433.0	454.2	(4.7)	23.1	24.6
Other	20.9	18.0	16.1	1.1	1.0
Total net revenues	1,871.3	1,846.3	1.4	100.0	100.0
Product and distribution costs	647.0	666.5	(2.9)	34.6	36.1
Store operating expenses	744.6	703.8	5.8	39.8	38.1
Other operating expenses	60.7	60.1	1.0	3.2	3.3
Depreciation and amortization expenses	89.1	84.1	5.9	4.8	4.6
General and administrative expenses	92.4	90.5	2.1	4.9	4.9
Total operating expenses	1,633.8	1,605.0	1.8	87.3	86.9
Income from equity investees	(0.4)	0.2	(300.0)	0.0	0.0
Operating income	$237.1	$241.5	(1.8)%	12.7%	13.1%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				52.5%	51.2%

Channel Development

	Dec 29, 2024	Dec 31, 2023	% Change	Dec 29, 2024	Dec 31, 2023
Quarter Ended				As a % of Channel Development total net revenues
Net revenues	$436.3	$448.0	(2.6)%
Product and distribution costs	259.8	279.0	(6.9)	59.5%	62.3%
Other operating expenses	13.4	12.8	4.7	3.1	2.9
Depreciation and amortization expenses	0.0	—	nm	0.0	—
General and administrative expenses	2.0	2.2	(9.1)	0.5	0.5
Total operating expenses	275.2	294.0	(6.4)	63.1	65.6
Income from equity investees	46.9	55.7	(15.8)	10.7	12.4
Operating income	$208.0	$209.7	(0.8)%	47.7%	46.8%

Corporate and Other

	Dec 29, 2024	Dec 31, 2023	% Change

Quarter Ended
Net revenues	$18.3	$10.3	77.7%
Product and distribution costs	19.4	11.2	73.2
Other operating expenses	0.0	0.1	nm
Depreciation and amortization expenses	29.5	30.8	(4.2)
General and administrative expenses	474.1	454.8	4.2
Total operating expenses	523.0	496.9	5.3
Operating loss	$(504.7)	$(486.6)	3.7%

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Dec 29, 2024	Sep 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$3,671.4	$3,286.2
Short-term investments	285.8	257.0
Accounts receivable, net	1,241.5	1,213.8
Inventories	1,731.6	1,777.3
Prepaid expenses and other current assets	354.4	313.1
Total current assets	7,284.7	6,847.4
Long-term investments	227.3	276.0
Equity investments	449.3	463.9
Property, plant and equipment, net	8,683.5	8,665.5
Operating lease, right-of-use asset	9,358.1	9,286.2
Deferred income taxes, net	1,723.0	1,766.7
Other long-term assets	708.8	617.0
Other intangible assets	170.5	100.9
Goodwill	3,287.9	3,315.7
TOTAL ASSETS	$31,893.1	$31,339.3
LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,777.7	$1,595.5
Accrued liabilities	2,211.8	2,194.7
Accrued payroll and benefits	780.0	786.6
Current portion of operating lease liability	1,453.3	1,463.1
Stored value card liability and current portion of deferred revenue	2,253.3	1,781.2
Current portion of long-term debt	1,249.2	1,248.9
Total current liabilities	9,725.3	9,070.0
Long-term debt	14,312.2	14,319.5
Operating lease liability	8,856.8	8,771.6
Deferred revenue	5,941.1	5,963.6
Other long-term liabilities	522.3	656.2
Total liabilities	39,357.7	38,780.9
Shareholders’ deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,135.8 and 1,133.5 shares, respectively	1.1	1.1
Additional paid-in capital	367.2	322.6
Retained deficit	(7,256.4)	(7,343.8)
Accumulated other comprehensive income/(loss)	(583.6)	(428.8)
Total shareholders’ deficit	(7,471.7)	(7,448.9)
Noncontrolling interests	7.1	7.3
Total deficit	(7,464.6)	(7,441.6)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY/(DEFICIT)	$31,893.1	$31,339.3

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Quarter Ended
	Dec 29, 2024	Dec 31, 2023
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$780.9	$1,024.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	432.2	384.4
Deferred income taxes, net	(14.9)	26.1
Income earned from equity method investees, net	(53.1)	(59.0)
Distributions received from equity method investees	81.9	105.2
Stock-based compensation	100.6	94.8
Non-cash lease costs	493.7	278.0
Loss on retirement and impairment of assets	40.9	28.3
Other	(7.0)	17.8
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(75.8)	42.3
Inventories	25.1	174.3
Income taxes payable	104.9	189.6
Accounts payable	230.2	(95.8)
Deferred revenue	480.9	508.5
Operating lease liability	(510.2)	(290.5)
Other operating assets and liabilities	(38.3)	(44.5)
Net cash provided by operating activities	2,072.0	2,383.9
INVESTING ACTIVITIES:
Purchases of investments	(66.3)	(217.1)
Maturities and calls of investments	87.6	253.5
Additions to property, plant and equipment	(692.9)	(595.9)
Acquisitions, net of cash acquired	(177.1)	—
Other	(6.5)	(9.3)
Net cash used in investing activities	(855.2)	(568.8)
FINANCING ACTIVITIES:
Net (payments)/proceeds from issuance of commercial paper	—	300.0
Net proceeds from issuance of short-term debt	—	49.1
Repayments of short-term debt	(5.4)	(33.8)
Repayments of long-term debt	—	(750.0)
Proceeds from issuance of common stock	17.1	32.3
Cash dividends paid	(691.9)	(648.1)
Repurchase of common stock	—	(1,266.7)
Minimum tax withholdings on share-based awards	(74.6)	(92.1)
Net cash used in financing activities	(754.8)	(2,409.3)
Effect of exchange rate changes on cash and cash equivalents	(76.8)	43.1
Net increase/(decrease) in cash and cash equivalents	385.2	(551.1)
CASH AND CASH EQUIVALENTS:
Beginning of period	3,286.2	3,551.5
End of period	$3,671.4	$3,000.4
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$98.3	$120.1
Income taxes	$121.4	$143.0

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Dec 29, 2024	Dec 31, 2023
Net revenues	$6,604.6	$6,643.0	(1)%
Change in Comparable Store Sales (1)	(4)%	5%
Change in Transactions	(8)%	1%
Change in Ticket	4%	4%
Store Count	17,049	16,466	4%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Dec 29, 2024	Dec 31, 2023
Net revenues	$743.6	$735.0	1%
Change in Comparable Store Sales (1)	(6)%	10%
Change in Transactions	(2)%	21%
Change in Ticket	(4)%	(9)%
Store Count	7,685	6,975	10%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Stores open as of
	Dec 29, 2024	Dec 31, 2023	Dec 29, 2024	Dec 31, 2023
North America:
Company-operated stores	81	87	11,242	10,715
Licensed stores	32	34	7,295	7,216
Total North America	113	121	18,537	17,931
International:
Company-operated stores	226	186	10,083	9,150
Licensed stores	38	242	11,956	11,506
Total International	264	428	22,039	20,656
Total Company	377	549	40,576	38,587

Non-GAAP Disclosure

In addition to the generally accepted accounting principles in the United States (GAAP) results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. The Company presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present the constant currency non-GAAP information, including with respect to consolidated net revenues, operating income, operating margin, and earnings per share, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average monthly exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods, excluding related hedging activities. We believe the presentation of results on a constant currency basis in addition to GAAP results helps users better understand our performance, because it excludes the effects of foreign currency volatility that are not indicative of our underlying operating results.

Constant currency may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

STARBUCKS CORPORATION
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(unaudited, in millions, except per share data)

	Consolidated
	Net Revenue	Operating Income	Operating Margin		Diluted Net Earnings Per Share
Quarter ended Dec 31, 2023 as reported	$9,425.3	$1,485.4	15.8%		$0.90
Quarter ended Dec 29, 2024 as reported	$9,397.8	$1,121.7	11.9%		$0.69
Change (%)	(0.3)%	(24.5)%	(390)	bps	(23.3)%
Constant Currency Impact (%)	0.3%	0.9%	10	bps	1.1%
Change in Constant Currency (%)	0.0%	(23.6)%	(380)	bps	(22.2)%